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                                                                   Exhibit 23.2
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INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 4 to Registration Statement No. 333-76640 of Intervideo, Inc. on Form S-1 of our report dated March 19, 2001, related to the Audio/Video Products Division of Formosoft International Inc.
(AVPD), appearing in the Prospectus, which is part of this registration statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  TN Soong & Co.

An Associate Member Firm of Deloitte Touche Tohmatsu effective April 22, 2002


(Formerly a Member Firm of Andersen Worldwide, S.C.)

Taipei, Taiwan, the Republic of China


May 10, 2002


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